EXHIBIT 5.1

AXELROD, SMITH & KIRSHBAUM
An Association of Professional Corporations
ATTORNEYS AT LAW
5300 Memorial Drive, Suite 700 Houston, Texas 77007-8292

Robert D. Axelrod, P.C.
Telephone (713) 861-1996 Fax (713) 552-0202

May 18, 2004

To the Board of Directors
House of Brussels Chocolates Inc.

As counsel for House of Brussels Chocolates Inc., a Nevada corporation, (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 1,250,000 shares of common stock, par value $.001 per share (the "Common Stock"), to be issued in connection with the 2004 Stock Option Plan (the "Plan”). We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;
2.	The shares of Common Stock to be issued in accordance with the terms of the Plan, upon the exercise of options for valid consideration, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."

Very truly yours,

/s/ Axelrod Smith & Kirshbaum